Exhibit 10.23b

Estee Lauder Inc.

767 Fifth Avenue

New York, NY 10153

Effective as of July 1, 2016

Aerin Lauder Zinterhofer

c/o Aerin LLC

595 Madison Avenue

5th Floor

New York, NY 10022

Re: Creative Consultant Agreement

Dear Ms. Lauder:

This letter, when signed by the respective parties, will constitute an amendment (“Second Amendment”) to the agreement dated April 6, 2011, as amended effective as of November 1, 2015, between Estée Lauder, Inc. (“Estée Lauder”) and Aerin Lauder Zinterhofer (together the “Agreement”).  Capitalized terms used and not otherwise defined herein have the meanings assigned to such terms in the Agreement.

1. Amendments. In consideration of the premises and of the mutual covenants and agreements herein contained and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follow:

a.   Section 2.A. Term of the Agreement is hereby amended by replacing Paragraph 2A with the following:

The initial term of this Agreement shall begin upon the execution of this Agreement by all parties and shall end on June 30, 2021(“Term).The Term is comprised of the First Period, the Second Period, the Third Period, the Fourth period, the Fifth Period, the Sixth Period, the Seventh Period, the Eight Period, the Ninth Period, the Tenth Period and the Eleventh Period.  The First Period of this Agreement shall commence upon the execution of this Agreement by all parties and shall end on June 30, 2011.  The Second Period shall commence on July 1, 2011 and shall end on June 30, 2012. The Third Period shall commence on July 1, 2012, and shall end on June 30, 2013.  The Fourth Period shall commence on July 1, 2013 and shall end on June 30, 2014.  The Fifth Period shall begin on July 1, 2014 and shall end on June 30, 2015. The Sixth Period shall begin on July 1, 2015 and shall end on June 30, 2016. The Seventh Period shall commence on July 1, 2016 and shall end on June 30, 2017.  The Eighth Period shall commence on July 1, 2017 and shall end on June 30, 2018.  The Ninth Period shall commence on July 1, 2018 and shall end on June 30, 2019.  The Tenth Period shall commence on July 1, 2019 and shall end on June 30, 2020.  The Eleventh Period shall commence on July

1, 2020 and shall end on June 30, 2021 (The First Period through and including the Eleventh Period shall individually be referred to hereinafter as a Contract Year).

b.  Section 2.B. Term of the Agreement is hereby amended by replacing the end of Term date of June 30, 2016 with June 30, 2021.

c.   Section 5.A Personal Appearances of the Agreement is hereby amended by amending the last sentence of Section 5.A.:

Notwithstanding the foregoing, the parties agree that beginning in the Sixth Period, the Consultant shall be required to provide no more than twenty-five (25) Service Days per Contract Year.

d.  Section 7.A Fees and Expenses of the Agreement is hereby amended by adding the following sentence to the end of Section 7.A.:

The parties agree that for the Seventh Period, the Fee shall be Five Hundred and Eighty-One Thousand Two Hundred and Fifty-Seven Dollars ($581,257); for the Eighth Period, the Fee shall be Six Hundred and Four Thousand Five Hundred and Seven Dollars ($604,507); for the Ninth Period the Fee shall be Six Hundred and Twenty-Eight Thousand Six Hundred and Eighty-Eight Dollars ($628,688); for the Tenth Period the Fee shall be Six Hundred and Fifty-Three Thousand Eight Hundred and Thirty-Six Dollars ($653,836); and for the Eleventh Period the Fee shall be Six Hundred and Seventy-Nine Thousand Nine Hundred and Eighty-Nine Dollars ($679,989).

e.  Section 7.C Additional Day Fee of the Agreement is hereby amended by adding the following sentence to the end of Section 7.C.:

The parties agree that for the Seventh Period, the Additional Day Fee shall be Twenty-Five Thousand Dollars ($25,000); for the Eighth Period, the Additional Day Fee shall be Twenty-Six Thousand Dollars ($26,000); for the Ninth Period the Additional Day Fee shall be Twenty-Seven Thousand Dollars ($27,000); for the Tenth Period the Additional Day Fee shall be Twenty-Eight Thousand Dollars ($28,000); and for the Eleventh Period the Additional Day Fee shall be Twenty-Nine Thousand Dollars ($29,000).

2. Counterparts. This Amendment may be executed in multiple counterparts and by facsimile or email, each of which, when executed and delivered to the other party, shall be deemed an original and all of which together shall be deemed one and the same instrument.

3.   Agreement. Except as specifically amended herein, the Agreement shall remain in full force and effect

Please confirm you acceptance of the foregoing by signing where indicated below and returning a signed copy of this letter to us.

Very truly yours,
Estee Lauder Inc.

By:	/s/ Jane Hertzmark Hudis
Name:	Jane Hertzmark Hudis
Title:	Group President

ACCEPTED AND AGREED TO:
THIS 16th DAY OF AUGUST, 2016

/s/ Aerin Lauder Zinterhofer
Name: Aerin Lauder Zinterhofer